Exhibit 99.2

NOT FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer

(602) 286-1530

Western Refining Logistics Announces Offering of Common Units

EL PASO, Texas, September 7, 2016 — Western Refining Logistics, LP (NYSE:WNRL) today announced the commencement of an underwritten public offering of 5,250,000 common units representing limited partner interests. In connection with the offering, WNRL intends to grant the underwriter a 30-day option to purchase up to an additional 787,500 common units.

WNRL intends to use the net proceeds from this offering to repay all of the borrowings under its revolving credit facility and to fund a portion of the cash consideration payable for WNRL’s previously announced acquisition (the SPPR Dropdown) of certain terminalling, storage and other logistics assets from St. Paul Park Refining Co. LLC (SPPR), a wholly-owned subsidiary of Northern Tier Energy LLC and indirect wholly-owned subsidiary of Western Refining, Inc. The logistics assets to be acquired by WNRL include approximately four million barrels of refined product and crude oil storage tanks, a light products terminal, a heavy products loading rack, certain rail and barge facilities, certain other related logistics assets, and two crude oil pipeline segments and one pipeline segment not currently in service, each of which is approximately 2.5 miles and extends from SPPR’s refinery in St. Paul Park, Minnesota to SPPR’s tank farm in Cottage Grove, Minnesota. Pending the use of proceeds for such purpose, or if the acquisition of the SPPR logistics assets is not consummated for any reason, WNRL intends to use the net proceeds from this offering to repay all of the borrowings under its revolving credit facility and for general partnership purposes.

The common units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Barclays is acting as the lead book-running manager for the offering. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by sending a request to:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (888) 603-5847

Barclaysprospectus@broadridge.com

About Western Refining Logistics, LP

Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE:WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP’s assets include approximately 685 miles of pipelines, approximately 8.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil and asphalt trucking.

Cautionary Statement on Forward-Looking Statements

This press release includes statements regarding this offering and the use of proceeds therefrom that may constitute forward-looking statements. Such forward-looking statements are subject to the general risks inherent in WNRL’s business and are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. WNRL’s expectations may or may not be realized or may be based upon assumptions or judgments that prove to be incorrect. Additional information relating to the uncertainties and other factors that can affect WNRL’s business and future results are discussed in WNRL’s most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and other reports filed by WNRL from time to time with the SEC. The forward-looking statements are only as of the date made, and WNRL undertakes no obligation to (and expressly disclaims any obligation to) update or revise any forward-looking statement to reflect new information or events.